SECOND AMENDMENT TO SECOND AMENDED
                 AND RESTATED CREDIT AGREEMENT


     This Second Amendment dated as of December 1, 1999 to Second Amended and Restated Credit Agreement dated as of August 16, 1999 by and among GIBRALTAR STEEL
CORPORATION OF NEW YORK ("Borrower"), GIBRALTAR STEEL
CORPORATION ("Company") and THE CHASE MANHATTAN BANK, as administrative agent ("Administrative Agent") for THE CHASE MANHATTAN BANK, FLEET NATIONAL BANK (formerly known as Fleet Bank), MELLON BANK, N.A., BANK OF
AMERICA, N.A. (successor by merger to NATIONSBANK,
NA.), KEYBANK NATIONAL ASSOCIATION, HSBC BANK USA
(formerly known as MARINE MIDLAND BANK) and PNC Bank,
N.A. (collectively, "Banks").

     A.   Preliminary Statement

          WHEREAS, the Borrower, the Company, the
Administrative Agent and the Banks are parties to a Second Amended and Restated Credit Agreement dated as of August 16, 1999 as amended pursuant to a First
Amendment to Second Amended and Restated Credit
Agreement dated as of November 1, 1999 pursuant to which the Banks have agreed to extend credit to the Borrower ("Credit Agreement"); and

          WHEREAS, the Borrower, the Company and the Banks wish to amend certain other terms of the Credit
Agreement;

          WHEREAS, unless otherwise defined herein, terms used in the Credit Agreement shall have such defined meanings when used herein;

          NOW, THEREFORE, in consideration of the
premises and for other good and valuable consideration, receipt of which is hereby acknowledged, and upon satisfaction of the conditions set forth in Section C, below, the Banks, the Borrower, the Company, and the Administrative Agent, hereby agree as follows:

     B.   Amendment

          1.   Section 6.13 of the Credit Agreement
(Lease Rentals) is amended so that "$5,000,000" is deleted and "$7,000,000" is substituted in its place.

          2.   Schedule 3.1(d) and Schedule 4.11 to the
Credit Agreement are each amended to add the following as a Subsidiary of Borrower:

          "Hughes Manufacturing, Inc., a Florida
corporation"

          3.   Schedule 4.17 to the Credit Agreement is
amended to add the following as the sole location of
Hughes Manufacturing, Inc. ("Hughes"):
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          "11910 62nd Street, North Largo, Florida"
     C.   Conditions.  The effectiveness of this
Agreement shall be conditioned upon the satisfaction of the following conditions:

          1. Hughes shall have executed and delivered to the Administrative Agent, for the benefit of the Banks, an unlimited continuing guaranty in form acceptable to the Administrative Agent and the Banks, guarantying payment of any and all indebtedness and obligations of the Borrower and/or the Company to the Banks, and a general security agreement in form acceptable to the Administrative Agent and the Banks.

          2.   The Borrower shall have paid to the
Administrative Agent, for the benefit of the Banks, a consent fee in the amount of $100,000.00.

          3.   The Borrower and/or the Company shall
have paid all costs and expenses incurred by the Administrative Agent and the Banks in connection with the transactions contemplated by this Agreement including, without limitation, reasonable attorney's fees.

     D.   Other Provisions

          1.   By execution of this Agreement, each of
the Banks consents to the acquisition by Gibraltar of the stock of Hughes. The Company, the Agent and the Banks acknowledge that the acquisition of Hughes shall not constitute a violation of Section 6.7 of the Credit
Agreement, and that following the acquisition of Hughes, the amount remaining available under Subsection
(ii)(c) of Section 6.7 for Expansions, joint ventures, partnerships and the book value of assets acquired shall be $8,000,000 in the aggregate from the date hereof and for the entire period the Credit or any portion thereof is outstanding.

          2. Except as specifically set forth herein, the Credit Agreement shall remain in full force and effect and is hereby reaffirmed. The Borrower and the Company acknowledge that they are bound by all of the terms, covenants and conditions set forth in the Credit
Agreement, and that, if there has occurred any Default or Event of Default, the Agent and the Banks shall have no obligation to make any Advances or Swingloans or to issue any Letters of Credit. If there has occurred a Default or an Event of Default, Agent and the Banks may condition the making of any subsequent Advances or Swingloans or the issuance of any Letters of Credit upon the execution and delivery by Borrower and Company of an amendment to the Credit Agreement which may include, without limitation, additional or revised covenants, an increased rate of interest on the Revolving Credit, increased Letter of Credit or other fees and such other terms, conditions and covenants as the Agent and the Banks may require.

          3.   The terms "Administrative Agent" and
"Banks" as used herein shall include the successors and assigns of those parties.

          4.   This Agreement shall be construed under,
and governed by, the internal laws of the State of New
York without regard to its conflict of laws and rules
which would make the laws of another jurisdiction
applicable.
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          5.   This Agreement may be executed in any
number of counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same
Agreement.







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     IN WITNESS WHEREOF, the parties hereto have caused
this Agreement to be signed by their duly authorized officers, all on the date hereof.

                         Borrower:

               GIBRALTAR STEEL CORPORATION OF NEW YORK

                         By: /s/ John E. Flint
                              John E. Flint
                              Vice President


                         Company:

                         GIBRALTAR STEEL CORPORATION


                         By: /s/ John E. Flint
                              John E. Flint
                              Vice President

                              THE CHASE MANHATTAN BANK,
                              as Administrative Agent


                              By: /s/ Robert J. McArdle
                              Robert J. McArdle
                              Vice President


Consented to this 1st day of December, 1999

FLEET NATIONAL BANK
(formerly known as Fleet Bank)

By: /s/ John C. Wright
Name: John C. Wright
Title: Vice President
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Consented to this 1st day of December, 1999

MELLON BANK, N.A.

By: /s/ Brian V. Ciaverella
Name: Brian V. Ciaverella
Title: Vice President


Consented to this 1st day of December, 1999

BANK OF AMERICA, N.A (successor by
Merger to NATIONSBANK, N.A.)

By: /s/ Suzanne B. Smith
Name: Suzanne B. Smith
Title: Principal


Consented to this 1st day of December, 1999

KEYBANK NATIONAL ASSOCIATION

By: /s/ Mark F. Wachowiak
Name: Mark F. Wachowiak
Title: Assistant Vice President

Consented to this 1st day of December, 1999

HSBC BANK USA (formerly known
as MARINE MIDLAND BANK)

By: /s/ William H. Graser
Name: William H. Graser
Title: Vice President

Consented to this 1st day of December, 1999

PNC BANK, N.A.


By: /s/ David B. Gookin
Name: David B. Gookin
Title: Vice President


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